Exhibit 10.1

AMENDMENT TO CONVERTIBLE NOTE & STANDSTILL AGREEMENT

This Amendment to Convertible Note & Standstill Agreement (this “Amendment”) is entered into as of December [●], 2020 (the “Effective Date”), by and between GT Biopharma, Inc., a Delaware corporation (the “Borrower”) and [●], a [●] (the “Holder” and together with the Borrower, the “Parties”) with respect to that certain Convertible Note Due December 19, 2020, dated June 19, 2020, in the principal amount of [●] (the “Note”). Any capitalized term used in this Amendment and not otherwise defined shall have the meaning ascribed to it in the Note.

RECITALS

A.           The Borrower promised to pay to the Holder the principal amount of the Note, plus interest, on the Maturity Date (as defined and set forth in the Note).

B.           The Maturity as set forth in the Note was set at December 19, 2020.

C.           The Company has requested that the Maturity Date be extended to March 19, 2021, and the Holder is willing to do so on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the promises and the mutual agreements therein, , and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Section 1. Extension of Maturity Date. Effective as of the Effective Date, the Note is hereby amended by extending the Maturity Date from December 19, 2020 to March 19, 2021.

Section 2. Increase to Principal Amount. (a) Effective as of the Effective Date, the Note is hereby amended by increasing the principal amount of the Note from $[ ]1 (the "Original Principal Amount") to $[●]2 (the "Increased Principal Amount"). For the avoidance of doubt, (i) from June 19, 2020 through the calendar day immediately prior to the Effective Date, interest accrued under the Note was based on the Original Principal Amount of the Note, and from and after the Effective Date, interest shall accrue under the Note based on the Increased Principal Amount of the Note plus any previously accrued but unpaid interest under the Note.

(b)           The Note was originally issued on June 19, 2020 in exchange for other notes and warrants (the "Original Securities") that were originally issued by the Borrower to the Holder on January 22, 2018. For the avoidance of doubt, the Parties hereby acknowledge and agree that for purposes of Rule 144 promulgated under the 1933 Act, the holding period of the Note, as amended pursuant to Sections 1 and 2 of this Amendment, may be tacked onto the holding period of the Note, in effect prior to this Amendment, as well as onto the holding period of the Original Securities. Accordingly, the Parties acknowledge and agree that the holding period of the Note shall be deemed to have begun on January 22, 2018, and the Borrower shall not take a position contrary to this Section 2(b).

1 Note to Draft: Principal amount of original Note.
2 Note to Draft: Principal amount of original Note multiplied by 1.15.

Section 3. Standstill. Until the earlier of (a) January 31, 2021 and (b) such date that the Borrower completes a capital raise consisting of a sale of Common Stock, in an amount equal to or exceeding $15,000,000, neither the Holder nor any Affiliate of the Holder will sell, transfer, assign, offer, pledge, contract to sell, transfer or assign, sell any option or contract to purchase, purchase any option or contract to sell, transfer or assign, grant any option, right or warrant to purchase, or otherwise transfer, assign or dispose of, directly or indirectly, any securities of Borrower now held or hereafter acquired. Further, the Parties acknowledge that the Borrower would not have an adequate remedy at law for money damages in the event that this covenant were not performed in accordance with its terms and therefore the Holder agrees that the Borrower shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled, at law or in equity.

Section 4. Representations and Warranties of Borrower. As of the Effective Date, the Borrower represents and warrants that:

(a) The Borrower is duly formed and validly existing under the laws of Delaware, with full power and authority to conduct its business as it is currently being conducted and to own its assets; and has secured any other authorizations, approvals, permits and orders required by law for the conduct by the Borrower of its business as it is currently being conducted.

(b) The Borrower has the requisite corporate power and authority to enter into and perform its obligations under this Amendment. The execution and delivery of this Amendment by the Borrower and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Borrower or its board of directors or stockholders is required. This Amendment has been duly executed and delivered by the Borrower and constitutes a valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms and conditions, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.

Section 5. Representations and Warranties of Holder. As of the Effective Date, the Holder represents and warrants that:

(a) The Holder is duly formed and validly existing under the laws of the jurisdiction of its formation, with full power and authority to conduct its business as it is currently being conducted and to own its assets; and has secured any other authorizations, approvals, permits and orders required by law for the conduct by the Holder of its business as it is currently being conducted.

(b) The Holder has the requisite corporate (or other) power and authority to enter into and perform its obligations under this Amendment. The execution and delivery of this Amendment by the Holder and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate (or other) action and no further consent or authorization of the Holder or its board of directors or stockholders is required. This Amendment has been duly executed and delivered by the Holder and constitutes a valid and binding obligation of the Holder enforceable against the Holder in accordance with its terms and conditions, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.

Section 6. Disclosure of Transactions and Other Material Information. Borrower shall file a current report on Form 8-K reasonably acceptable to Holder (the “8-K Filing”) on or before 8:30 a.m., New York City time, on December 23, 2020 in the form required by the 1934 Act, relating to the transactions contemplated by this Amendment and other substantially identical amendment agreements and attaching a form of this Amendment as an exhibit to the 8-K Filing. From and after the filing of the 8-K Filing with the SEC, Holder shall not be in possession of any material, nonpublic information received from Borrower, any of its Subsidiaries or any of their respective officers, directors, employees or agents that is not disclosed in the 8-K Filing. In addition, effective upon the filing of the 8-K Filing, Borrower acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between Borrower, any of its Subsidiaries or any of their respective officers, directors, employees or agents, on the one hand, and Holder or any of its respective affiliates, on the other hand, shall terminate and be of no further force or effect. Borrower shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide Holder with any material, nonpublic information regarding Borrower or any of its Subsidiaries from and after the date hereof without the express prior written consent of Holder or as otherwise contemplated hereby. To the extent that Borrower, any of its Subsidiaries or any of their respective officers, directors, affiliates employees or agents delivers any material, non-public information to Holder without Holder's consent, Borrower hereby covenants and agrees that Holder shall not have any duty of confidentiality to Borrower, any of its Subsidiaries or any of their respective officers, directors, employees or agents with respect to, or a duty to Borrower, any of its Subsidiaries or any of their respective officers, directors, employees or agents not to trade on the basis of, such material, non-public information. Borrower understands and confirms that Holder will rely on the foregoing representations in effecting transactions in securities of Borrower.

Section 7. No Other Modification. The amendments set forth in Section 1 and Section 2 are effective only for the express purposes set forth herein, are limited precisely as written and shall not constitute or be deemed to constitute an amendment, waiver or modification of, or consent to any deviation from, the terms and conditions of the Note, except as expressly set forth herein, and shall not prejudice any right or remedy which the Holder may now have or may have in the future under or in connection with the Note. Except as expressly set forth herein, the Note shall remain in full force and effect and is hereby confirmed and ratified in all respects.

Section 8. Incorporation by Reference. The terms and provisions of Section 9 (Miscellaneous) of the Note are hereby incorporated by reference and shall apply to this Amendment mutatis mutandis as if fully set forth herein.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives as of the Effective Date.

GT BIOPHARMA, INC.

By:
Name: Michael Handelman
Title: Chief Financial Officer

[NAME OF HOLDER]

By:
Name:
Title:

Signature Page to Amendment to Convertible Note